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                                                        Exhibit 10.25.3


NEWARK
                  GUARANTEE OF OPERATOR'S OBLIGATIONS
                     BY NRG GENERATING (U.S.) INC.

In consideration of Owner entering into this Operation and Maintenance Contract for the Newark Cogeneration Project with our wholly owned subsidiary company, Power Operations, Inc. ("Operator") NRG Generating (U.S.) Inc. ("Guarantor") hereby agrees to the following guarantees:

     If Operator fails to perform any of its obligations under this O&M Contract, or execute any of its liabilities arising therefrom, Guarantor will, upon written request from Owner, and after having given Guarantor seven (7) days notice in writing of Owner's intention under this Contract, to make a claim under this Guarantee, forthwith perform such obligations or liabilities on the same terms and conditions as stated in the O&M Contract, mobilizing and using, for that purpose, sufficient personnel and resources. Alternatively, Guarantor will cause a third party acceptable to Owner to perform such obligations or liabilities, the due and faithful performance of which Guarantor will guarantee as if such third party were Operator.

     This Guarantee shall apply to this O&M Contract including all extensions of time, indulgences, variations or alterations as may be made, given, conceded or agreed upon under this Contract, whether or not Guarantor receives notice and/or approves of these.

     The Guarantor shall also enter into an agreement to unconditionally and irrevocably indemnify Owners borrower in full and for all costs and expenses incurred in connection with the termination of the Stewart & Stevenson Operations, Inc. Operations and Maintenance Agreement terminated by the Owner on October 28, 1996. Such NRG Guarantee is pursuant to Section 5.32 of the Credit Agreement by and among NRG Generating (Newark) Cogeneration, Inc. and NRG Generating (Parlin) Cogeneration, Inc., Credit Suisse, Greenwich Funding Corporation and any purchasing Lender as Lender and Credit Suisse as Agent dated May 17, 1996.

     This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New Jersey and all parties agree to subject any disputes that may arise under or in connection with this Guarantee to the jurisdiction of the courts of the State of New Jersey.

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IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed by its authorized officer as of the date set forth below.

NRG GENERATING (U.S.) INC.

BY:       /s/ Leonard Bluhm

TITLE:    President & CEO

DATE:     November 8, 1996